UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2024	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On October 28, 2024, the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”) appointed Mr. John Ratigan as President and Chief Executive Officer and a member of the Board, effective as of October 28, 2024. Mr. Ratigan has been serving as Comtech’s interim Chief Executive Officer since March 2024.

Before joining Comtech in November 2023 as the Company’s first Chief Corporate Development Officer, Mr. Ratigan, age 64, served as CEO and President of iDirect Government, LLC and as an Executive Committee Member of ST Engineering iDirect, Inc. Earlier in his career, Mr. Ratigan ran East Coast operations for Fairchild Data Corporation and EF Data Corp., which was acquired by Comtech in July 2000. Prior to that, Mr. Ratigan held the position of Senior Vice President of North and South American sales for the start-up BroadLogic Network Technologies, Inc. He began his career in the United States Senate working for Senator Bill Armstrong (R-Colorado) and held multiple sales positions with the Xerox Corporation as a member of the legal sales team. Mr. Ratigan holds a Bachelor of Science in Marketing from the University of Maryland.

Pursuant to Mr. Ratigan’s employment agreement, Mr. Ratigan will receive an annualized base salary of $750,000. Mr. Ratigan will be eligible to receive an annual bonus equal to up to 200% of his annual base salary based on individual and Company performance goals. Mr. Ratigan will also receive an annual grant of restricted stock units valued at $400,000, which will vest in equal annual installments on each of the first three anniversaries of the grant date, and a target number of long-term performance shares equal to $800,000, $200,000 of which shall be settled in cash and $600,000 of which shall be settled in common stock, which shall vest on the third anniversary of the grant date. Mr. Ratigan will receive a one-time grant of 100,000 long-term performance shares, which shall vest subject to achievement of certain price targets within three years of the grant date. Mr. Ratigan shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company.

On termination of Mr. Ratigan’s employment by the Company without “cause” or by him for “good reason” (as such terms are defined in the agreement), Mr. Ratigan will be entitled to termination benefits in the form of a one-time payment of 100% of the amount of Mr. Ratigan’s annual base salary and payment or reimbursement of premiums for continued health plan coverage for 12 months. If the termination occurs within 90 days prior to or 12 months after a “change in control” (as defined in the employment agreement), Mr. Ratigan will be entitled to 1.5 times the sum of his annual base salary and target bonus and payment or reimbursement of premiums for continued health plan coverage for 24 months. If such termination occurs prior to such Change of Control, Mr. Ratigan’s performance-based vesting awards will vest if the relevant performance conditions are met in connection with the change of control. The foregoing summary of the terms of Mr. Ratigan’s employment agreement is subject to the full and complete terms of the agreement, which the Company expects to file as an exhibit to its periodic report covering the effective date of Mr. Ratigan’s employment.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Ratigan or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Ratigan and any of the Company’s directors or executive officers. The appointment of Mr. Ratigan was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Appointment of Director

Effective October 31, 2024, the Board appointed Mr. Kenneth H. Traub as an independent director. Mr. Traub has over 30 years of experience as a CEO, chairman, director, investor and consultant in public companies. He has served as the Managing Partner of Delta Value Advisors, a strategic consulting and investment advisory firm specializing in corporate governance and turnarounds, since 2019. He was previously Managing Partner of Raging Capital, a registered investment firm, and served as President and CEO of Ethos Management LLC, a private investment and consulting firm. Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc., a leading global supplier of optical security devices for the protection of documents and products against counterfeiting from 1999 through 2008. In 1994, he co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998.

Mr. Traub currently serves as an independent director on the boards of Tidewater, Inc. (NYSE:TDW), the leading global operator of offshore vessels for the energy industry, and Edgio, Inc., a software company providing digital content delivery networks and applications. Mr. Traub previously served as an independent director on the boards of numerous public companies, including DSP Group, Inc., a manufacturer of multimedia chipsets for converged communications (acquired by Synaptics Incorporated); MRV Communications, Inc., a telecommunications company (acquired by ADVA Optical Networking SE); Vitesse Semiconductor, Inc., a fabless semiconductor developer (acquired by Microsemi Corporation); Xyratex Ltd, a data storage company (acquired by Seagate Technology plc); MIPS Technologies, Inc., a semiconductor technology company (acquired by Imagination Technologies Group plc and Allied Security Trust); Intermolecular, Inc., a semiconductor materials supplier (acquired by Merck KGaA); and Phoenix Technologies, Inc., a leading supplier of firmware for computers (acquired by Marlin Equity Partners), among others. Mr. Traub received the NACD Directorship Certification, which is awarded to directors who meet the highest standards of corporate governance according to the National Association of Corporate Directors. Mr. Traub received a Bachelor of Arts from Emory College in 1983 and an MBA from Harvard Business School in 1988.

The Board has determined that Mr. Traub qualifies as an independent director in accordance with the requirements of the Nasdaq Stock Exchange. At the time of this current report, the Board has not determined any committees of the Board to which Mr. Traub may be named.

There are no other arrangements or understandings between Mr. Traub and any other persons pursuant to which Mr. Traub was selected as a director, and there are no transactions in which Mr. Traub has an interest which requires disclosure under Item 404(a) of Regulation S-K. Mr. Traub will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on November 16, 2023 for non-employee directors. In connection with his appointment, Mr. Traub and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 8, 2007.

On October 30, 2024, the Company issued a press release announcing the appointments of Mr. Ratigan and Mr. Traub, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    October 30, 2024
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer